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                                                                    EXHIBIT 3(b)

                                State of Delaware
                        Office of the Secretary of State

                                                                          Page 1

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FIRST COMMERCIAL BANCORP, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1995, AT 8:30 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                         [SEAL OF THE STATE OF DELAWARE]


                                                              /s/Edward J. Freel
                                                              ------------------
                                             Edward J. Freel, Secretary of State


                                                         Authentication: 7769735
                                                                  Date: 12-28-95
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FIRST COMMERCIAL BANCORP, INC.

         First Commercial Bancorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1. The present name of the corporation is First Commercial Bancorp, Inc. (the "Corporation"), which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 11, 1989.

2. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Corporation's Board of Directors and stockholders entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth Paragraph A thereof and by substituting in lieu of said Article and Paragraph the following:

         FOURTH:

              A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000), consisting of:

                 (1) five million (5,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                 (2) two hundred fifty million (250,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

         IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been affirmed and acknowledged this 28th of December, 1995.

                                                  FIRST COMMERCIAL BANCORP, INC.

                                                  By: /s/ James E. Culleton
                                                     ---------------------------
                                                       James E. Culleton
                                                       Interim President